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                                                                  EXHIBIT 10.13

                         1990 ANNUAL INCENTIVE PLAN OF
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                      AND
                              AFFILIATED COMPANIES

                            AS AMENDED AND RESTATED
                       EFFECTIVE AS OF SEPTEMBER 1, 1995


1.       PURPOSE

         The Plan hereinafter set forth represents a continuation of the 1990 Annual Incentive Plan maintained by United States Trust Company of New York before the merger of U.S. Trust Corporation with The Chase Manhattan Corporation ("Chase") pursuant to the Agreement and Plan of Merger dated as of November 18, 1994 between Chase and U.S. Trust Corporation (the "Merger Agreement"). The Plan has been amended and restated effective as of September 1, 1995 (a) to reflect the transfer of the Plan to and its adoption by New U.S. Trust Company of New York, and New U.S. Trust Company of New York's assumption of and becoming solely responsible for all liabilities and obligations of United States Trust Company of New York under the Plan, effective immediately before the "New Holdings Distribution", as defined in the Merger Agreement, and
(b) to reflect the "Distribution" and the "Merger", as defined in the Merger Agreement.

         The purpose of the Plan, as so continued, is to encourage greater focus on performance among the key decision makers of the Trust Company (as hereinafter defined) and its affiliated companies by relating a significant portion of their total compensation to the achievement of annual financial and strategic objectives.

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "AWARD" shall mean a payment to be earned in accordance with the provisions of the Plan.

         "BENEFICIARY" shall mean the person or person designated in accordance with Section 13 to receive the amount, if any, payable under the Plan upon the death of a Participant.

         "BOARD OF TRUSTEES" shall mean the Board of Trustees of the Trust Company.




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         "CHASE MERGER CLOSING DATE" shall mean the "Closing Date" as defined in Section 1.2 of the Merger Agreement.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board of Trustees.

         "CORPORATION" shall mean (i) with respect to periods prior to the Chase Merger Closing Date, U.S. Trust Corporation, and (ii) with respect to periods after the Chase Merger Closing Date, New USTC Holdings Corporation, which will assume the name of "U.S. Trust Cor poration" as of the time the New Holdings Distribution is effective.

         "ESOP CONTRIBUTION" shall mean the ESOP Contribution as defined under the 401(k) Plan.

         "EXECUTIVE DEFERRED COMPENSATION PLAN" shall mean the Executive Deferred Compensation Plan of U.S. Trust Corporation.

         "401(k) PLAN" shall mean the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "MANAGEMENT" shall mean the senior officers of the Trust Company who are responsible for determining business and strategic policies.

         "MAXIMUM AMOUNT AVAILABLE FOR AWARDS" shall mean, with respect to any fiscal year, the total amount available for Awards for all Participants in such fiscal year based upon the extent to which applicable Performance Goals set with respect to the fiscal year have been achieved.

         "PARTICIPANT" shall mean an employee of the Trust Company who is selected to participate in the Plan.

         "PERFORMANCE GOALS" shall mean the annual performance objectives of the Corporation or individual Participant established for the purpose of determining whether, and to what extent, Awards will be earned for a fiscal year.

         "PLAN" shall mean the 1990 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies.

         "TRUST COMPANY" shall mean (i) for periods prior to the Chase Merger Closing Date, United States Trust Company of New York, and (ii) for periods after the Chase Merger Closing Date, New U.S. Trust Company of New York, which will assume the name of "United States



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Trust Company of New York" as of the time the New Holdings Distribution is effective. All references herein to the Trust Company shall include its affiliated companies unless the context otherwise requires.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee. In no event shall a member of the Committee be eligible for an Award under the Plan.

         A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority to:

                   (i)    Select the Participants;

                  (ii)    Establish the Performance Goals;

                 (iii) Determine the Maximum Amount Available for Awards for all Participants, the allocation of such Maximum Amount Available for Awards among indi vidual Participants or categories of Participants and actual Awards for each Participant; and

                  (iv) Establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

4.       PARTICIPATION

         Participants in the Plan shall be selected for each fiscal year from those employees of the Trust Company whose efforts contribute materially to the annual success of the Trust Company. No employee shall at any time have the right to be selected as a Participant in the Plan for any fiscal year, to be entitled automatically to an Award, nor, having been selected as a Participant for one fiscal year, to be a Participant in any other fiscal year.



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5.       AWARDS

         Awards will be earned on the basis of performance measured against preestablished Performance Goals which relate to corporate performance, individual performance or a combination of corporate and individual performance.

         Corporate goals will be based upon an annual growth in the earnings per share of the Corporation and/or upon such other corporate objectives as the Committee shall determine annually. The Committee shall have the authority to adjust Performance Goals, or performance measurement standards, for any fiscal year as it deems equitable in recognition of (i) extraordinary or nonrecurring events experienced by the Corporation during the fiscal year, or by any other corporation whose performance is relevant to the determination of the amount of any Award hereunder, (ii) changes in applicable accounting rules or principles or changes in the Corporation's or in any other such corporation's methods of accounting during the fiscal year, (iii) the occurrence of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Corporation, or of any other such corporation, or (iv) such other events, changes, occurrences, conditions or circumstances as it shall determine warrant such adjustment.

         Individual goals will be set and performance measured annually by the Committee based upon recommendations of Management.

         The Committee shall determine the Maximum Amount Available for Awards as a percentage or percentages of the aggregate base salary earned for the year while a Participant of all Participants, either individually or by categories of Participants, provided that the Committee may, in its sole discretion, also apply such percentage or percentages to other current or deferred compensation and determine the year for which such deferred compensation shall be counted.

         The Committee shall determine whether the Performance Goals to be used in determining the Maximum Amount Available for Awards and the actual Awards for Participants, individually or by categories of Participants, will be based on corporate performance, individual performance or a combination of corporate and individual performance.

         The Committee may allocate, in the Committee's discretion, the portion, if any, of the Maximum Amount Available for Awards which is to be based on individual performance to categories of Participants, and may determine the actual Award, if any, to be based on individual performance for each Participant in a category by apportioning, in the Committee's discretion, all or part of any such allocated amount among any one or more of such Participants. The Committee may also allocate, in the Committee's discretion, a portion of the Maximum Amount



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Available for Awards to be utilized for special additional Awards without regard to categories of Participants.

         No Award shall be considered as compensation under any employee benefit plan of the Trust Company, except as specifically provided in any such plan or as otherwise determined by the Board of Trustees.

6.       PAYMENT OF AWARDS

         The amount payable to a Participant with respect to an Award earned under the Plan for any fiscal year beginning on or after January 1, 1994, shall be the amount of the Award so earned, reduced by the sum of (a) the amount of any ESOP Contribution to be made on behalf of the Participant under the 401(k) Plan for the "Plan Year" (as defined in the 401(k) Plan) corresponding to such fiscal year, and (b) the amount taken into account in determining the Supplemental ESOP Contribution amount to be credited to the Participant's account under the Executive Deferred Compensation Plan, in either case with respect to the base salary of such Participant taken into account in determining the Maximum Amount Available for Awards under the Plan for that fiscal year.

         The amount payable with respect to an Award earned under the Plan for any fiscal year beginning on or after January 1, 1994, as determined under the preceding paragraph, shall be paid by the Trust Company in cash as soon as practicable after the end of such fiscal year, except to the extent that the Participant (a) has elected, under the applicable provisions of the 401(k) Plan, to have any portion of such Award reduced, and to have an amount equal to such portion of the Award contributed to the 401(k) Plan on the Participant's behalf and/or (b) has elected, under the applicable provisions of the Executive Deferred Compensation Plan, to defer any portion of such Award.

         With respect to the portion of any Award that is subject to a Participant's election under the 401(k) Plan, the Trust Company shall contribute an amount equal to such portion of the Award to the 401(k) Plan on behalf of the Participant; and thereupon, the Trust Company's obligation with respect to payment of such portion of the Award shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

         With respect to the portion of any Award that is subject to a Participant's election under the Executive Deferred Compensation Plan, the Trust Company's obligation under this Plan with respect to payment of such portion of the Award shall be fully discharged upon the crediting of such portion of the Award to the Participant's account under the Executive Deferred Compensation Plan in accordance with the applicable provisions of such Plan.



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         Participants shall have no right, title, or interest whatsoever in or to any investments which the Trust Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Trust Company and any Participant, Beneficiary, or any other person. To the extent that any person acquires a right to receive payments from the Trust Company under the Plan, such right shall be no greater than the right of a general unsecured creditor of the Trust Company. All payments to be made hereunder shall be paid from the general funds of the Trust Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         Unless paid by the Trust Company, all liabilities in respect of Participants who are employees of affiliates of such company shall be discharged by the respective employing affiliates.

7.       PARTIAL AWARDS

         An employee who is a Participant for less than a full year, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that year as the Committee shall determine.

8.       CHANGE IN CONTROL OR OTHER DISCONTINUANCE

         Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control of the Corporation (as hereinafter defined) after the Chase Merger Closing Date, unless the Board of Trustees otherwise directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of the Corporation's common shares acquired or directors elected under clause (i) or (iii) of the definition of Change in Control set forth below shall be at least 20% but less than 25%, the provisions of this Section 8 shall apply. All corporate and individual Performance Goals with respect to the fiscal year in which the Change in Control occurs shall be deemed to have been attained to the full and maximum extent. Unless another formula shall have been designated by the Committee prior to the Change in Control, each Participant shall be allocated a portion of the Maximum Amount Available for Awards (which shall be the amount of awards payable with respect to the fiscal year of the Change in Control) equal to the Maximum Amount Available for Awards multiplied by a fraction, the numerator of which is the portion of the anticipated annual compensation of the Participant which was taken into account by the Committee in determining the Maximum Amount Available for Awards, and the denominator of which is the sum of all such amounts. As soon as practicable following the Change in Control, all Awards which are deemed to have been earned to the full and maximum extent upon the occurrence of the Change in Control shall be payable in full in single cash lump sums, reduced by any taxes withheld




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pursuant to Section 12 and by the amount of any ESOP Contributions to be made on behalf of Participants under the 401(k) Plan for the year of the Change in Control. No Awards payable in accordance with this Section shall be forfeitable on account of a Participant's termination of employment upon or following the Change in Control. Any resolution of the Board of Trustees adopted in accordance with the provisions of this Section directing that this Section not become effective may be rescinded or countermanded at any time with or without retroactive effect.

         For purposes of this Section "Change in Control" shall mean that:

                      (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                      (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                      (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated in the most recent proxy statement of the Corporation.

9.       SUCCESSOR CORPORATION

         The obligations of the Trust Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Trust Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Trust Company. The Trust Company agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

10.      NON-ALIENATION OF BENEFITS

         A Participant shall not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan and any attempted disposition shall be null and void.



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11.      NO CLAIM OR RIGHT UNDER THE PLAN

         No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Trust Company.

12.      TAXES

         The Trust Company shall deduct from all amounts otherwise payable under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such amounts.

13.      DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 13, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

14.      PAYMENTS TO PERSONS OTHER THAN PARTICIPANT

         If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, any payment due to such person may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim for payment of such amount has been made by a duly appointed legal representative of such person. Any such payment shall be a complete discharge of the liability of the Trust Company therefor.




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15.      NO LIABILITY OF COMMITTEE MEMBERS

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Trust Company shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Trust Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Trustees) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

16.      AMENDMENT OR TERMINATION

         The Board of Trustees may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Any amendment that the Board of Trustees would be permitted to make pursuant to the preceding sentence may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities, provided that the cost of the Plan to the Trust Company is not materially increased thereby. Subject to earlier termination pursuant to the provisions of this Section, and unless the Board of Trustees shall have approved an extension of the Plan beyond such date, no further Awards shall be made with respect to any fiscal year of the Trust Company ending after December 31, 1999.

17.      GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

18.      EFFECTIVE DATE

         The Plan shall be effective as of January 1, 1990.




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19.      CHASE MERGER PROVISIONS

         Notwithstanding any other provisions of this Plan to the contrary, the following provisions shall apply in connection with the Merger:

         (a) Awards under this Plan for the fiscal year beginning on January 1, 1995 (the "1995 Fiscal Year") shall be based on corporate and individual Performance Goals established and measured on the basis of performance only during the period from January 1, 1995 to the day immediately preceding the Chase Merger Closing Date (the "Pre-Merger Period"), and the Maximum Amount Available for Awards for the 1995 Fiscal Year shall be determined on the basis of the aggregate amount of base salary earned by Participants only during the Pre-Merger Period.

         (b) At or immediately prior to the close of the Pre-Merger Period, the Committee shall determine the extent to which corporate goals established in connection with Awards for the 1995 Fiscal Year have been met and, based thereon, shall determine the portion of the Maximum Amount Available for Awards for the 1995 Fiscal Year that has been earned and that is in fact available for making Awards to Participants (the "1995 Awards Pool").

         (c) The entire 1995 Awards Pool, as so determined by the Committee, shall be awarded and paid to Participants. The amount of the Awards to Participants shall be determined and paid in accordance with the following provisions:

                   (i) The following Participants shall be eligible to receive full Awards for the 1995 Fiscal Year: (A) each Participant who is employed with the Trust Company on December 31, 1995; (B) each Participant whose employment with the Trust Company terminates at any time during the 1995 Fiscal Year as a result of the Participant's retirement under the applicable provisions of the 401(k) Plan; (C) each Participant whose employment with the Trust Company terminates as of the Chase Merger Closing Date and who becomes on such date a "Retained Employee" as defined in Section 5.8 of the Merger Agreement;
         (D) each Participant whose employment is involuntarily terminated at any time during the 1995 Fiscal Year as a result of staff reductions associated with the Distribution and the Merger. Any other
         Participant whose employment with the Trust Company terminates prior to the close of the 1995 Fiscal Year may receive such portion, if any, of an Award for such fiscal year as the Committee may determine in its sole discretion.

                  (ii) In the case of Participants whose employment with the Trust Company terminates on or prior to the Chase Merger Closing Date, the Committee shall determine the amount of the Award earned by each such Participant at or immediately prior to the




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         close of the Pre-Merger Period.  In the case of all other
         Participants, the Committee shall determine the amount of the Award earned by each such other Participant at the same time as the amount of the awards for the 1995 Fiscal Year to participants under the 1995 Executive Incentive Plan of U.S. Trust Corporation and the 1995 Annual Incentive Plan of U.S. Trust Corporation are determined.

                 (iii) The amount payable to a Participant with respect to an Award for the 1995 Fiscal Year shall be determined in the manner described in the first paragraph of Section 6. The amount so determined shall be paid by the Trust Company in the manner and at the time described in the second paragraph of Section 6; provided, however, that in the case of any Participant whose employment with the Trust Company terminates on or prior to the Chase Merger Closing Date, the amount payable with respect to such Participant's Award for such year shall be paid as soon as practicable after the Chase Merger Closing Date.

         (d) No Awards shall be made under this Plan for any fiscal year after the 1995 Fiscal Year.

         (e) This Plan shall automatically terminate as soon as all amounts payable to all Participants with respect to the Awards earned by them for the 1995 Fiscal Year have been paid to them, contributed to the 401(k) Plan on their behalf, or credited to their accounts under the Executive Deferred Compensation Plan, as provided in (c)(iii) above and in Section 6.




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